Exhibit 99.1

P.O. Box 25099 Richmond, VA 23260 • phone: (804) 359-9311 • fax (804) 254-3594

PRESS RELEASE

CONTACT	RELEASE
Karen M. L. Whelan	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3594
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividends

Richmond, VA • August 1, 2006 / PRNEWSWIRE

Allen B. King, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors has declared a quarterly dividend of forty-three cents ($.43) per share on the common shares of the Company, payable November 13, 2006, to common shareholders of record at the close of business on October 10, 2006.

In addition, the Board of Directors declared a quarterly dividend of $16.875 per share on the Series B 6.75% Convertible Perpetual Preferred Stock, payable September 15, 2006, to shareholders of record as of 5:00 p.m. Eastern Time on September 1, 2006.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation’s gross revenues for the fiscal year that ended on March 31, 2006, were approximately $3.5 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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